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                                                                     EXHIBIT 5.1


August 19, 1999


Avis Rent A Car, Inc.
900 Old Country Road
Garden City, New York 11530

Ladies and Gentlemen:

    We refer to the Registration Statement No. 333-84881 on Form S-3, as heretofore or hereafter amended (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by Avis Rent A Car, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), relating to the offering by Cendant Car Rental Holdings, Inc. (the "Selling Stockholder") of up to 5,885,800 shares of class A common stock of the Company, par value $0.01 per share (the "Common Stock"). The Common Stock is to be sold from time to time directly to purchasers or through brokers and dealers.

    We have examined such certificates of officers of the Company, and the originals (or copies thereof, certified to our satisfaction) of such corporate documents and records of the Company, and such other documents, records and papers as we have deemed relevant in order to give the opinion hereinafter set forth. In this connection we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents submitted to us as certified, conformed, facsimile or photostatic copies.

    Based on our examination described above and subject to the assumptions stated, it is our opinion that the Common Stock has been duly authorized, validly issued and is fully paid and nonassessable.

    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                          Very truly yours,


                                          /s/ White & Case LLP